                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Oswaldo Contreras Maza, Eddie R. Humphrey and Peer L. Anderson and each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to CITGO Petroleum Corporation's Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with said Registration Statement and any amendment or supplement hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney pertaining to CITGO Petroleum Corporation's Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature             Title                Date
------------------       --------           ------------
/s/ LUIS MARIN           Director           May 30, 2003
------------------
     Luis Marin

/s/ LUIS VIERMA          Director           May 30, 2003
------------------
     Luis Vierma